SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CLARKSTON FINANCIAL CORPORATION
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

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CLARKSTON FINANCIAL CORPORATION

15 South Main Street
Clarkston, Michigan 48346

April 4, 2003

Dear Shareholder:

        We invite you to attend the 2003 Annual Meeting of Shareholders. This year’s meeting will be held on Tuesday, May 6, 2003, at 10:00 a.m., at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346.

        Our audited financial statements are included in an appendix to this Proxy Statement.

        It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting and Proxy Statement. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed Proxy in the envelope provided at your earliest convenience.

Sincerely /s/ Edwin L. Adler
Edwin L. Adler Chief Executive Officer

CLARKSTON FINANCIAL CORPORATION

15 South Main Street
Clarkston, Michigan 48346

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 6, 2003

To Our Shareholders:

        The Annual Meeting of Shareholders of Clarkston Financial Corporation will be held at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346, on Tuesday, May 6, 2003 at 10:00 A.M., local time, for the following purposes:

1.	To elect three directors, each to hold office for a three year term.

2.

To consider and vote upon a proposal to approve the amendment, restatement and renaming of the Corporation’s 1998 Founding Directors’ Stock Option Plan to be named the Clarkston Financial Corporation Amended and Restated Directors’ Compensation Plan, to allow for the granting of restricted stock under the plan.

3.	To transact such other business as may properly come before the meeting or at any adjournment thereof

        Shareholders of record at the close of business March 13, 2003, will be entitled to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, you are urged to sign the enclosed Proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a Proxy.

By order of the Board of Directors

Bruce H. McIntyre Secretary

Dated: April 4, 2003

CLARKSTON FINANCIAL CORPORATION

15 South Main Street
Clarkston, Michigan 48346

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held May 6, 2003

SOLICITATION OF PROXIES FOR ANNUAL MEETING

        This Proxy Statement is furnished to the Shareholders of Clarkston Financial Corporation (the “Corporation”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346, Tuesday, May 6, 2003, at 10:00 A.M., local time.

        The Annual Meeting is being held for the following purposes:

1.	To elect three directors, each to hold office for a three year term.

2.

To consider and vote upon a proposal to approve the amendment, restatement and renaming of the Corporation’s 1998 Founding Directors’ Stock Option Plan to be named the Clarkston Financial Corporation Amended and Restated Directors’ Compensation Plan, to allow for the granting of restricted stock under the plan.

3.	To transact such other business as may properly come before the meeting or at any adjournment thereof.

        If a proxy in the form distributed by the Corporation’s Board of Directors is properly executed and returned to the Corporation, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy and FOR the proposal described in this Proxy Statement. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Corporation.

        A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Corporation, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        On March 13, 2003, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 1,027,112 shares of common stock of the Corporation. Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy. As of March 13, 2003, no person was known by management to be the beneficial owner of more than 5% of the Company’s common stock, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Edwin L. Adler 900 South Lake Angelus Shores Lake Angelus, MI 48326	163,463 (1)	15.4%
Marion Murvay 1174 North Lake Angelus Road Lake Angelus, MI 48326	61,500 (2)	6.0%

(1)	Mr. Adler owns 143,135 shares, has presently exercisable options to purchase 8,978 shares and may be deemed beneficial owner of 11,350 shares owned by his spouse.
(2)	Based on information provided to the Corporation by Marion Murvay.

ELECTION OF DIRECTORS

        The Corporation's Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. The number of directors constituting the Board of Directors is determined from time to time by the Board of Directors. The Board is currently composed of seven members. Three persons have been nominated for election to the Board, each to serve a three-year term expiring at the 2006 Annual Meeting of Shareholders. The Board has nominated Charles L. Fortinberry, Bruce H. McIntyre and Robert A. Olsen, each of whom is an incumbent director.

        Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder's proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominees as directors for the terms indicated above. Each of the nominees is presently serving as a director. The following pages of this Proxy Statement contain more information about the nominees and other directors of the Corporation.

        Except for those persons nominated by the Board of Directors, no other persons may be nominated for election at the 2003 Annual Meeting. The Corporation's Articles of Incorporation require at least 60 days prior written notice of any other proposed shareholder nomination and no such notice has been received.

        A plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors of the Corporation. As such, the three individuals who receive this number of votes cast by the holders of the Corporation's common stock will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Corporation. If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects.

        The Board of Directors recommends a vote FOR the election of each of the persons nominated by the Board.

INFORMATION ABOUT DIRECTORS

        The content of the following table is based upon information as of March 1, 2003, furnished to the Corporation by the directors. As of March 1, 2003, there were 1,027,112 issued and outstanding shares of common stock of the Corporation.

	Age	Year First Became a Director	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock(2)

Nominees for Election as Directors for Terms Expiring in 2006
Charles L. Fortinberry	47	1998	3,981	0.4%
Bruce H. McIntyre (a)(b)(c)	73	1998	23,224	2.2%
Robert A. Olsen	58	1998	32,851	3.1%
Directors Whose Terms Expire in 2004
Edwin L. Adler (b)(c)	65	1998	163,463	15.4%
Dawn M. Horner (b)(c)	44	2002	2,090	0.2%
John H. Welker (a)(b)	62	1998	46,579	4.4%
Directors Whose Terms Expire in 2005
Louis D. Beer (c)	58	1998	20,051	1.9%
William J. Clark (a)	53	1998	7,517	0.7%

(a)	Member Audit Committee
(b)	Member Executive Committee
(c)	Member Personnel Committee
(1)	Each director owns the shares directly and has sole voting and investment power or shares voting and investment power with his or her spouse under joint ownership. Includes shares of common stock that are issuable under options exercisable within sixty days. The share ownership of the following directors includes shares subject to options that are presently exercisable: Mr. Adler (8,978 shares); Mr. Beer (4,001 shares); Mr. Clark (2,322 shares); Mr. Fortinberry (3,281 shares); Mr. McIntyre (4,001 shares); Mr. Olsen (4,001 shares); and Mr. Welker (7,599 shares).

(2)	Calculated based on the number of shares outstanding plus 34,183 shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

        Edwin L. Adler is the Chairman and a director of the Corporation and the Bank. Mr. Adler is a real estate investor. Until 1999 Mr. Adler was president of Food Town Supermarkets, a chain of five stores in the Clarkston, Michigan area, where he had been employed since 1963.

        Louis D. Beer is a director of the Corporation and the Bank. Mr. Beer has served since 1993 as the chairman of First Public Corporation, a real estate, financial and business consulting firm located in Saginaw, Michigan.

        William J. Clark is a director of the Corporation and the Bank. Mr. Clark has served since October 1996 as the general manager of Coldwell Banker Professionals, a real estate brokerage firm in Clarkston, Michigan. Mr. Clark was employed by Clarkston Real Estate Services Inc. from 1989 through October 1996.

        Charles L. Fortinberry is a director of the Corporation and the Bank. Mr. Fortinberry is an automobile dealer and is the president of Clarkston Motors, Inc., where he has been employed since 1985.

        Dawn M. Horner is a director of the Corporation and the Bank. Ms. Horner is the President and Chief Executive Officer of the Bank, where she has been employed since 1998. Prior to joining the Bank, Ms. Horner held several management positions with First of America Bank and Trust Company.

        Bruce H. McIntyre is the Secretary and a director of the Corporation and the Bank. Mr. McIntyre has served as president of McIntyre Media, LLC, a media consulting firm, since October 1996. From 1971 through September 1996, Mr. McIntyre was employed by Capital Cities/ABC, Inc., most recently as vice president of the publishing division. Mr. McIntyre was the publisher of the Oakland Press from 1977 through February 1995.

        Robert A. Olsen is a director of the Corporation and the Bank. Mr. Olsen is the president of Planned Financial Services, Inc., where he has been employed since 1974.

        John H. Welker is a director of the Corporation and the Bank. Mr. Welker is president of Numatics, Inc., where he has been employed since 1965. Numatics, Inc. is a global developer and manufacturer of pneumatic components for automated machinery used in various industries.

        The Board of Directors of the Company had four meetings in 2002 and the Board of Directors of the Bank had 12 meetings in 2002. The Corporation has no nominating committee. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

COMPENSATION OF DIRECTORS

        Directors of the Corporation are not paid any cash compensation for Board meetings or Committee meetings attended. The Corporation did not grant any Stock options to directors during 2002. Directors of the Bank are paid $200 for each meeting attended. The Corporation to date has granted to its directors and organizers options to purchase an aggregate of 64,150 shares under the 1998 Founding Directors’ Stock Option Plan.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors operates under a charter for the Audit Committee, which was approved by the full Board of Directors on January 25, 2000. The Board of Directors has also examined the composition of the Audit Committee in light of the rules of the National Association of Securities Dealers, Inc. governing audit committees and has confirmed that all members of the Audit Committee are “independent” within the meaning of the those rules.

        The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2002.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Form 10-KSB for the year ended December 31, 2002.

        Management is responsible for the Corporation’s financial reporting process including its systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Corporation’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or out responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Corporation and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Corporation’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Heather Coats*	Bruce H. McIntyre*	Dennis Ritter*	John H. Welker*

*Directors of Clarkston State Bank.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid by the Corporation to its Chief Executive Officers and to the President of Clarkston State Bank (the “Named Executives”) for services rendered to the Corporation during 2000, 2001 and 2002. No other executive officers of the Corporation or the Bank received annual compensation in excess of $100,000 during 2000, 2001, or 2002.

Summary Compensation Table

Annual Compensation	Long Term Compensation
Name and Principal Position	Year	Salary	Other Annual Compen- sation($)	Securities Underlying Option(#)	All Other Compen- sation

David T. Harrison(1) Chief Executive Officer and President	2002 2001 2000	$ 57,000 $100,000 $100,000	$ 0 $19,000 $ 0	0 0 0	$0 $0 $0
Edwin L. Adler(2) Chief Executive Officer	2002	$ 0	$ 2,220	0	$0
Dawn M. Horner President of Clarkston State Bank	2002 2001 2000	$110,000 $ 81,819 $ 71,103	$ 0 $ 0 $ 0	0 0 0	$0 $0 $0

(1) Mr. Harrison died on August 15, 2002. (2) Mr. Adler was appointed Chief Executive Officer on September 11, 2002.

        Option Grants in 2002. No stock options were granted during 2002 to the Named Executives or to any other officers or directors of the Corporation.

        Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of the Corporation's Common Stock granted under the Option Plans to the Named Executives and the value of unexercised options at December 31, 2002. The Named Executives did not exercise any stock options during 2002.

Number of Shares Subject to Unexercised Options Held At December 31,2002	Value of Unexercised In-the-Money Options at December 31, 2002(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Edwin L. Adler Dawn M. Horner	8,798 0	4,205 0	$0 $0	$0 $0

(1)	The value of unexercised options reflects the market value of the Corporation's Common Stock from the date of grant through December 31, 2002 (when the closing price of the Corporation's Common Stock was $8.60 per share). Mr. Adler's stock options have an adjusted exercise price of $9.09 per share and were not in-the-money at December 31, 2002. Value actually realized upon exercise by the Named Executive will depend on the value of the Corporation's Common Stock at the time of exercise.

        Benefits. The Corporation provides group health insurance benefits and supplemental unemployment benefits to its regular employees, including executive officers.

        Security Ownership of Management. The following table shows, as of March 1, 2003, the number of shares beneficially owned by the Named Executives identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in this Proxy Statement, the following persons have sole voting and dispositive power as to all of their respective shares.

Name	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Edwin L. Adler	163,463	15.4%
Dawn M. Horner	2,090	0.2%
All Executive Officers and Directors as a Group (8 persons)	300,206	28.3%

APPROVAL OF THE CLARKSTON FINANCIAL CORPORATION
AMENDED AND RESTATED DIRECTORS’ COMPENSATION PLAN

        On February 14, 2003, the Board of Directors approved the amendment, restatement and renaming of the Clarkston Financial Corporation 1998 Founding Directors’ Stock Option Plan (the “Original Plan”), by adopting the Clarkston Financial Corporation Amended and Restated Directors’ Compensation Plan (the “Directors Plan”), subject to approval by the Company’s shareholders. The following summary of the Directors Plan is subject to the specific provisions contained in the complete text of the Directors Plan set forth in Appendix B to this Proxy Statement.

        Amendment and Restatement. The Original Plan was primarily amended, restated and renamed the Directors Plan to allow for the granting of restricted stock.

        Purpose. The purpose of the Directors Plan is: (i) to provide a non-cash method of compensating directors of the Company and its subsidiaries; (ii) to help ensure the Company’s continued progress; and (iii) to compensate directors who have placed personal funds at risk to finance the organization of the Company and its subsidiaries.

        Eligibility. Directors of the Company and its subsidiaries are eligible to participate in the Directors Plan.

        Administration. The Directors Plan is administered by a committee of the Board of Directors (the “Directors Plan Committee”). The Directors Plan Committee must be composed of at least three directors, each of whom is not an employee of the Company. Each member of the Directors Plan Committee is required to be a “disinterested person” within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended. The Directors Plan Committee’s authority is limited to interpreting the provisions of the Directors Plan and supervising its administration, including the power to adopt procedures and regulations for administrative purposes.

        Types of Awards. The following types of awards (“Awards”) may be granted under the Directors Plan:

                An “Option” is a contractual right to purchase a number of shares of the Company’s common stock at a price determined at the date the Option is granted. The exercise price of an Option must equal at least 100% of the fair market value of the Company’s common stock at the date of grant. Options are granted at no cost to the recipients.

                “Restricted Stock” is shares of the Company’s common stock granted to a director for no or nominal consideration. Title to the shares passes to the director at the time of the grant; however, the ability to sell or otherwise dispose of the shares is subject to restrictions and conditions determined by the Directors Plan Committee.

        Shares Subject to Directors Plan. A total of 82,500 shares of the Company’s common stock are reserved for use under the Directors Plan. The shares to be issued under the Directors Plan will be authorized and unissued shares, including shares reacquired by the Company which have that status. The number of shares that may be issued under the Directors Plan and the number of shares subject to Options are subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the common stock. Subject to certain restrictions, unexercised Options, lapsed shares of restricted stock and shares surrendered in payment for exercised Options may be reissued under the Directors Plan.

        Termination or Amendment of the Directors Plan. The Company’s Board of Directors may at any time amend or terminate the Directors Plan or any part thereof with respect to shares not subject to Awards at the time of amendment or termination. The Directors Plan may not be amended without shareholder approval if the amendment would increase the maximum number of shares that may be issued under the Directors Plan, extend the term of any Award granted, decrease the price at which Options or Restricted Stock may be granted, or change the class of persons eligible to receive Awards. Unless terminated earlier by the Board of Directors, the period during which Awards may be granted under the Directors Plan will expire on September 18, 2008.

        Transferability of Options and Common Stock. Generally, no Award granted under the Directors Plan maybe subject in any manner to any assignment, transfer or encumbrance, except as otherwise provided by law. However, Options may be transferred by will or according to the laws of descent and distribution. Options may be exercised only by an optionee during an optionee’s lifetime. Upon the death of an optionee, all Options held by the decedent, and not yet exercisable, become fully exercisable. Before issuing any shares upon the exercise of an Option, the Company may require the optionee or the permitted transferee to represent in writing that the shares are being acquired for investment and not for resale. The Company may also delay issuance of the shares until all appropriate registrations or qualifications under federal and state securities laws have been completed.

        Federal Tax Consequences. The following summarizes the consequences of the grant and acquisition of Awards under the Directors Plan for federal income tax purposes, based on management’s understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

        Options. Directors Plan participants will not recognize taxable income at the time an Option is granted under the Directors Plan, unless the Option has a readily ascertainable market value at the time of grant. Management understands that Options to be granted under the Directors Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants until an Option is exercised. The difference between the fair market value of the shares at the time an Option is exercised and the Option price generally will be treated as ordinary income to the optionee, and the Company will be entitled to a deduction equal to the amount of the optionee’s ordinary income.

        Restricted Stock. Recipients of shares of Restricted Stock that are not “transferable” and are subject to “substantial risk of forfeiture” at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions on sale of the shares, unless the recipient files a specific election under the Internal Revenue Code to be taxed at the time of grant. The recipient’s income and the Company’s deduction will be equal to the excess of the then fair market value (or sale price) of the shares less any purchase price.

        Required Vote for Approval. On February 14, 2003, the Board of Directors of the Company approved the amendment, restatement and renaming of the Original Plan by adopting the Directors Plan, subject to shareholder approval. At the Annual Meeting, the shareholders are being requested to consider and approve the Directors Plan to allow for the granting of Restricted Stock to eligible directors. The affirmative vote of a majority of the holders of the Company’s outstanding voting stock represented and voted at the Annual Meeting is required to approve the Directors Plan.

        The Board of Directors recommends a vote FOR approval of the Clarkston Financial Corporation Amended and Restated Directors’ Compensation Plan.

TRANSACTIONS INVOLVING MANAGEMENT

        During 2002, the Bank purchased its Main office building in downtown Clarkston, Michigan for $650,000 from a limited liability company wholly owned by Messrs. Adler, Beer, Clark, Fortinberry, McIntyre, Olsen and Welker, each of whom is a director of the Corporation and the Bank. Management of the Corporation believes that the terms of the purchase were no less favorable to the Corporation than could be obtained from non-affiliated parties.

        Directors and officers of the Corporation and their associates were customers of, and had transactions with, the Corporation’s subsidiary Bank in the ordinary course of business during 2002. All loans and commitments to officers and directors were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve an unusual risk of collectibility or present other unfavorable features.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The consolidated financial statements of the Corporation have been examined by Plante & Moran, PLLC, independent certified public accountants. A representative of Plante & Moran, PLLC is expected to be present at the annual meeting to respond to appropriate questions. It is anticipated that the Corporation’s Audit Committee will select the Corporation’s auditors before the end of this calendar year.

PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2002 by the Company’s principal accounting firm, Plante & Moran, PLLC:

Financial Audit Fees Financial Information Systems Design and Implementation All Other Fees Total Fees	$48,935 0 39,325 $88,260

        The Audit Committee considered whether the provision of services described above under “All Other Fees” is compatible with maintaining the principal accountant’s independence.

SHAREHOLDER PROPOSALS – 2004 ANNUAL MEETING

        Any proposal of a shareholder intended to be presented for action at the 2004 annual meeting of the Corporation must be received by the Corporation at 15 South Main Street, Clarkston, Michigan 48346, not later than January 1, 2004, if the shareholder wishes the proposal to be included in the Corporation’s proxy materials for that meeting.

AVAILABILITY OF 10-KSB ANNUAL REPORT

        An annual report on Form 10-KSB to the Securities and Exchange Commission for the year ended December 31, 2002, will be provided free to shareholders upon written request. Write to Clarkston Financial Corporation, Attention: J. Grant Smith, 15 South Main Street, Clarkston, Michigan 48346. The Form 10-KSB and certain other periodic filings are filed with the Securities and Exchange Commission (the “Commission”). The Commission maintains an Internet web site that contains reports and other information regarding companies, including the Corporation, that file electronically. The Commission’s web site address is http:\\www.sec.gov.

MISCELLANEOUS

        The management is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

        The cost of soliciting proxies in the accompanying form will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by regular employees of the Corporation.

By order of the Board of Directors

April 4, 2003	Bruce H. McIntyre Secretary

APPENDIX A

Management's Discussion and Analysis of Financial Condition and Results of Operations...........

Independent Auditors Report..........................................................................................................

Consolidated Financial Statements...................................................................................................

        Consolidated Balance Sheet......................................................................................................

        Consolidated Statement of Income..........................................................................................

        Consolidated Statement of Changes in Stockholders' Equity...................................................

        Consolidated Statement of Cash Flows....................................................................................

Notes to Consolidated Financial Statements............................................................................	A-2 A-13 A-14 A-14 A-15 A-16 A-17 A-18

MANAGEMENT’S DISCUSSION AND ANALYSIS OF THE
COMPANY’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Management’s discussion and analysis of the financial condition and results of operations contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in such forward-looking statements.

        The following section presents additional information to assess the financial condition and results of operations of the Corporation and Bank. This section should be read in conjunction with the consolidated financial statements and the supplemental financial data contained elsewhere in this Appendix.

Overview

        Clarkston Financial Corporation (the “Company”) is a Michigan corporation, which was incorporated on May 18, 1998. The Company is the bank holding company for the Clarkston State Bank (the “Bank”). The Bank commenced operations on January 4, 1999. The Bank is a Michigan chartered bank with depository accounts insured by the Federal Deposit Insurance Corporation. The Bank provides a full range of commercial and consumer banking services, primarily to consumers and businesses in North Oakland County, Michigan.

        The Company’s plan of operation has been to establish a traditional community bank and a management team that understands and is devoted to serving this market. This plan further focused on managing the assets of the Bank in a prudent and responsible manner providing prompt customer attention and quality customer service. Management believes it has been successful in establishing such a culture and will continue to emphasize this growth plan in the future.

Off Balance Sheet Transactions

        Other than unfunded loan commitments and standby letters of credit there are no off balance sheet commitments. The Bank does not syndicate loans, has sold no loan participations under an agreement to repurchase and is not obligated to assume any liability not noted in its balance sheet. The Company is not a borrower and as such there are no loan agreement covenants or conditions that will restrict its growth or ability to manage its affairs. The Bank has arranged for liquidity lines of credit with two lenders, one commercial bank and the Federal Reserve Bank of Chicago, but has never used either of these lines.

Financial Condition

    Summary.        Total assets of the Company increased to $115.3 million at December 31, 2002, from $83.9 million at December 31, 2001. This increase in assets is primarily attributable to the Bank continuing to attract new customers through its expanding operations. 2002 was the Company’s fourth full year of operations and the number of deposit and loan relationships increased to approximately 8,230 at December 31, 2002 from 6,124 accounts at December 31, 2001. Management attributes the strong growth in deposits to quality customer service and the desire of customers to deal with a local bank. The Company anticipates that the Bank’s assets will continue to increase during 2003 and beyond perhaps at a slower rate than has been the case during the first four years of operation.

        Cash and Cash Equivalents. Cash and cash equivalents, which include federal funds sold and short term investments, decreased $1.3 million, or 22% to $4.5 million at December 31, 2002, from $5.8 million at December 31, 2001. This decrease was attributable to management’s efforts to employ metrics in an effort to realize better cash utilization and therefore minimize the level of low interest earning investments.

        Securities. The Bank reclassified all municipal investments from Held to Maturity to Available for Sale during the year. This change was due in part to unprecedented volatility in interest rates during the year and the need to maintain maximum flexibility in this asset category in the future. This change had no effect on the quality of the securities held or the credit worthiness of the issuer. Securities held by the Bank at December 31, 2002, totaled $54.7 million dollars compared to $42.5 million at December 31, 2001. The increase is the result of continuing growth in customer deposits during the year. All securities held in the Available for Sale category may be sold to meet the Bank’s liquidity needs. The primary objective of the Company’s investment activity is to provide for the safety of the principal invested. Secondary considerations include earnings, liquidity and overall exposure to changes in interest rates. It has been the policy and practice of the Bank to accept no credit risk in the investment portfolio in compliance with the Company’s primary investment objective. Excluding investments in U.S. Treasury and U.S. Government Agency Securities, there were no investments in securities of any one issuer, which exceeded 10% of shareholders’ equity.

        Securities Available for Sale Portfolio at Carrying Value (in thousands)

                                                                Year Ended December 31
                                                      --------------------------------------------
                                                            2002           2001           2000
                                                            ----           ----           ----

U.S. Treasury and U.S. Government Agencies..........       $34,521       $36,220          $836
Municipal bonds.....................................        20,021             0           975
Corporate...........................................           200           685         7,177
                                                           -------       -------        ------
   Total............................................      $54,742       $36,905        $8,988
                                                           =======       =======        ======

        The Loan Portfolio. The majority of loans are made to businesses in the form of commercial loans and real estate mortgages. The growth in the loan portfolio from year to year is consistent with our business plan. Depicted in the table below is a composition of the loan portfolio:

        Loan Portfolio Composition (in thousands)

                                                         Year Ended December 31
                                 -----------------------------------------------------------------------
                                         2002                     2001                      2000
                                 --------------------    ----------------------    ---------------------
                                  Amount        %          Amount         %          Amount        %
                                -----------   -------    ------------   -------    -----------  --------
Commercial...................   $ 46,460       85%        $ 25,299        73%       $ 16,100       63%
Residential Real Estate......      4,668        8            5,441        16           3,955       15
Consumer.....................      3,594        7            3,715        11           5,707       22
                                  ------      ---           ------        --          ------      ---
   Total Loans...............     54,722      100%          34,455       100%         25,762      100%
                                  ------                    ------                    ------
Less:
Allowance for Loan Losses....       (696)                     (419)                     (379)
                                  ------                     -----                     -----
Total Loans Receivable, Net..   $ 54,026                  $ 34,036                  $ 25,383
                                ========                  ========                  ========

         Maturities and Sensitivities of Loans to Changes in Interest Rates (in thousands of dollars)

The following table shows the amount of total loans outstanding as of December 31, 2002 which, based on remaining scheduled repayments of principal, are due in the periods indicated.

                                                                   Maturing
                                           ----------------------------------------------------------
                                                            After one but          After
                                         Within one Year   Within Five Years     five years     Total
                                         ---------------   -----------------     ----------     -----
Commercial ............................      $20,005           $22,553            $3,902      $46,460
Residential Real Estate................           90             3,804               774        4,668
Consumer...............................          785             2,076               733        3,594
                                             -------           -------            ------       ------
   Totals..............................       20,880            28,433             5,409       54,722
Allowance for Loan Losses..............         (696)                                            (696)
                                             -------           -------            ------      -------
Total Loans Receivable, Net............      $20,184           $28,433            $5,409      $54,026
                                             =======           =======            ======      =======

Below is a schedule of the loan amounts maturing or repricing and are classified according to their sensitivity to changes in interest rates.

                                                                Interest Sensitivity
                                          ------------------------------------------------------------
                                                             (in thousands of dollars)
                                                Fixed Rate         Variable Rate         Total
                                                ----------         -------------         -----
Due within 3 months.....................        $     187           $  4,284          $  4,471
Due after 3 months within 1 year........              536             15,873            16,409
Due after one but within five years.....           21,127              7,306            28,433
Due after five years....................            3,528              1,881             5,409
                                                ---------           --------          --------
   Total................................          $25,378            $29,344           $54,722
Allowance for Loan Losses...............                                                   696
                                                                                      --------
Total Loans Receivable, Net.............                                               $54,026

        Nonperforming Assets. There are no non-performing loans as of December 31, 2002. Management is confident that the allowance for loan losses is adequate protection for the loan portfolio. Loan performance is reviewed regularly by external loan review specialists, loan officers, and senior management to assure that policies are being followed and loan quality standards of the Bank are being maintained. Whenever reasonable doubt exists concerning the collectibility of interest or principal on a loan, that loan will be placed in non-accrual status. Any interest previously accrued but not collected at that time will be reversed and charged against current earnings. As of December 31, 2002, there were no loans for which interest was not being accrued. Management is not aware of any recommendations by regulatory agencies, which, if implemented, would have a material impact on the Corporation’s liquidity, capital or operations.

The following table summarizes the Bank’s non-performing loans for the respective years ending December 31.

                                                                   2002     2001      2000
                                                                   ----     ----      ----
Nonaccrual, Past Due and Restricted Loans

Loans accounted for on a nonaccrual basis..............              0       146         0

Accruing loans that are contractually past due
90 days or more as to interest or principle payments...              0         0         0
                                                                   ---       ---       ---

Total                                                                0       146         0
                                                                   ===       ===       ===

Loan Loss Experience (in thousands)

        The following table summarizes changes in the allowance for credit losses arising from additions to the allowance which have been charged to expense, selected ratios, and the allocation of the allowance for credit losses.

                                                                   Amount as of December 31,
                                                                   -------------------------
                                                              2002           2001           2000
                                                              ----           ----           ----
Total loans at year end.............................        $54,722       $34,455          $25,762
Average daily balances of loans for the year........         42,200        29,261           18,040
Allowance for credit losses at beginning of period..            419           379              140

Loan charge-offs during the period
       Commercial...................................              5            48               10
       Real Estate-Mortgages........................              0             0                0
       Consumer.....................................              8             3                0
                                                                ---           ---              ---
Total charge-offs...................................             13            51               10

Loan recoveries during the period
       Commercial...................................             47             0                6
       Real Estate-Mortgages........................              0             0                0
       Consumer.....................................              0             1                0
Total recoveries....................................             47             1                6

Net recoveries/(charge-offs)........................             34           (50)              (4)
                                                                ---           ---              ---
Provision charged to expense........................            243            90              243

Allowance for credit losses at end of period........            696           419              379
                                                                ===           ===              ===
Ratio of net recoveries/(charge-offs) during
the period to loans outstanding at year-end.........            .06%         (.15%)           (.02%)

Allowance for loan losses to loans outstanding
at year end.........................................           1.27%         1.21%            1.47%

Allocation of the Allowance for Loan Losses

        The allowance for loan losses as of December 31, 2002, was $696,000 representing approximately 1.27% of gross loans outstanding and at December 31, 2001, was $419,000, which represented approximately 1.21% of gross loans outstanding at that time. The Bank has not experienced any material credit losses in the four years of operations ended December 31, 2002. The allowance for loan losses is maintained at a level management feels is adequate to absorb losses inherent in the loan portfolio. Management prepares an evaluation, which is based on a continuous review of the Bank’s loan portfolio, the Bank’s and industry’s historic loan loss experience, known and inherent risks included in the loan portfolio, composition of loans, growth of the portfolio and current economic conditions. The allowance for loan losses is analyzed quarterly by management. In so doing, management assigns a portion of the allowance to the entire portfolio by loan type and to specific credits that have been identified as potential problem loans and reviews past loss experience. The local economy and particular concentrations are considered, as well as a number of other factors.

        Allowance for Loan Losses (in thousands)

                                                    Year Ended December 31
                           --------------------------------------------------------------------------
                                     2002                     2001                     2000
                              -------------------       -------------------     -------------------
                                         % of each                  % of each              % of each
                                         category                   category                category
                           Allowance     to total    Allowance      to total   Allowance    to total
                            Amount         loans       Amount        loans      Amount       loans
                            ------         -----       ------        -----     -------      -------
Commercial...............      $487         .89%         $306        .88%      $ 237         .92%
Real estate mortgages....       110         .20            67        .20          58         .22
Consumer.................        99         .18            46        .13          84         .33
Unallocated..............         0           0             0          0           0           0
                              -----       -----         -----       ----       -----        -----
   Total                       $696        1.27%         $419       1.21%       $379        1.47%
                              =====       =====         =====       ====       =====        =====

        The above allocations are not intended to imply limitations on the usage of the allowance. The entire allowance is available for any future loans without regard to loan type.

        Deposits. Deposits are gathered from the communities the Bank serves. Deposits increased $30.7 million or 41% to $104.9 million at December 31, 2002, compared to $74.2 million at December 31, 2001. This increase was primarily a result of deposits obtained from new customers of the Bank.

Average Daily Deposits (in thousands)

The following table sets forth the average deposit balances and the weighted average rates paid thereon.

                                 Average for the Year     Average for the Year   Average for the Year
                                 --------------------     --------------------   --------------------
                                        2002                    2001                   2000
                                        ----                    ----                   ----
                                 Amount   Average Rate   Amount   Average Rate   Amount   Average Rate
                                 ------   ------------   ------   ------------   ------   ------------

Noninterest bearing demand....   $11,663        0%      $  9,531        0%      $  5,150          0%
MMDA/Savings..................    30,330     2.42%        10,725     2.73%        10,371       4.04%
Time..........................    45,347     4.12%        38,860     5.91%        19,910       6.24%
                                 -------     -----       -------     -----       -------       -----
   Total Deposits.............   $87,340     2.98%       $59,116     4.38%       $35,431       4.69%

Maturity Distribution of Time Deposits of $100,000 or More (in thousands)

        The following table summarizes time deposits in amounts greater than $100,000 by time remaining until maturity as of December 31, 2002, 2001, and 2000:

                                                 Year Ended December 31
                                  ---------------------------------------------------
                                     2002                 2001                 2000
                                     ----                 ----                 ----
Three months or less.............  $  7,209             $  3,797              $8,617
Over 3 months through 1 year.....     8,569                8,860              19,633
Over 1 year......................     8,377                7,326               5,631
                                   --------             --------             -------
                                    $24,155              $19,983             $33,881
                                   ========             ========             =======

        The Bank operates in a very competitive environment. Management monitors rates at other financial institutions in the area to ascertain that its rates are competitive within the market. Management also attempts to offer a wide variety of products to meet the needs of its customers. The Bank offers business and consumer checking accounts, regular and money market savings accounts, and certificates of deposit having many options in their terms.

        Premises and Equipment. Bank premises and equipment was $1.4 million at December 31, 2002 and $794,000 at December 31, 2001.

        Accumulated Surplus. As of December 31, 2002 the Company had an accumulated surplus of $889,000 before the mark to market adjustment made for securities held in the Available for Sale category. This surplus is in contrast to an accumulated surplus of $88,000 at December 31, 2001.

Results of Operations

        Summary of Results. The Company earned a net profit of $801,000 in 2002, which was the Company's fourth full year of operations.

Performance Ratios (in thousands, except per share data).

                                                                       Year Ended December 31
                                                            ------------------------------------------------
                                                                2002            2001              2000
                                                                ----            ----              ----
Net Profit (loss).........................................     $   801          $423          $    418
   Weighted average number of shares outstanding..........       1,027         1,026             1,026
   Basic Profit (loss) per share..........................    $    .78         $ .41         $     .41

Earning (Loss) ratios:
   Return on average assets...............................        .79%           .62%             1.01%
   Return on average equity...............................       8.88%          4.85%             5.36%
   Average equity to average assets.......................       8.87%         12.71%            18.10%
   Dividend payout ratio..................................          0               0                0

        Net Interest Income. The following schedule presents the average daily balances, interest income, interest expense and average rates earned and paid for the Corporation’s major categories of assets, liabilities, and shareholders’ equity for the periods indicated:

                                            2002                           2001                            2000
                                 ----------------------------    --------------------------     ---------------------------
                                 Average             Yield/      Average             Yield/     Average             Yield/
                                 Balance   Interest  Cost        Balance   Interest  Cost       Balance   Interest  Cost

Assets:
   Short term investment            4,219        69    1.64%        3,858       153  3.97%         2,017       126   6.25%
Securities:
   Taxable                         40,250     2,020    5.02%       31,747     1,975  6.22%        21,823     1,472   6.75%
   Tax-exempt                      11,645       542    4.65%        1,637        94  5.74%           290        73
                                                                                                                    25.17%
   Loans                           42,200     3,311    7.85%       29,676     2,511  8.46%        18,040     1,652   9.16%
   Total earning
     assets/total                  98,314     5,942    6.04%       66,918     4,733  7.07%        42,170     3,323   7.88%
   interest income
   Cash and due from banks          1,959                           1,342                          1,083
   Unrealized Gain (Loss)             (34)                            (49)                           (14)
   All other assets                 1,962                             950                            780
   Allowance for loan loss           (520)                           (415)                          (208)
                                 --------     -----    -----       ------     -----  -----        ------     -----   -----
      Total assets                101,681     5,942    5.84%       68,746     4,733  6.88%        43,811     3,323   7.58%
Liabilities and
Stockholders' Equity
Interest bearing deposits:
   MMDA, Savings/NOW
   accounts                        34,346       839    2.44%       12,719       343  2.70%        10,371       419   4.04%
   Time                            45,347     1,870    4.12%       38,860     2,295  5.91%        19,910     1,242   6.24%
   Fed Funds Purchased                  0
   Other borrowed Money                 0
   Total interest bearing
   liabilities/interest expense    79,693     2,709    3.40%       51,579     2,638  5.11%        30,281     1,661   5.49%
   Noninterest bearing
     deposits                      11,663                           7,536                          5,150
      All other liabilities         1,303                             894                            430
Stockholders' Equity:
   Unrealized Holding Gain
   (Loss)                             (25)                            214                              0
   Common Stock, Surplus,
   Retained Earnings                9,047                           8,523                          7,950
   Total liabilities and
    stock-holders' equity         101,681     2,709    2.66%       68,746     2,638  3.84%        43,811     1,661   3.79%
   Interest spread                            3,233                           2,095                          1,662
   Net interest income - FTE                  3,233                           2,095                          1,662
   Net Interest Margin as a
   Percentage of Average
   Earnings Assets - FTE           98,314     3,233    3.29%       66,918     2,095  3.13%        42,170     1,662   3.94%

        Rate / Volume Analysis of Net Interest Income. The following schedule presents the dollar amount of changes in interest income and expense for major components of earning assets and interest-bearing liabilities, distinguishing between changes related to outstanding balances and changes due to interest rates.

                                             2002 Compared to 2001                  2001 Compared to 2000
                                       -----------------------------------     --------------------------------------
                                       Change    Change    Change              Change     Change     Change
                                       Due to    Due to    Due to    Total     Due to     Due to     Due to     Total
                                        Rate     Volume      Mix     Change     Rate      Volume       Mix      Change
                                        ----     ------      ---     ------     ----      ------       ---      ------
                                                                      (in thousands)
Federal funds sold                      ($90)        $14     ($8)     ($84)      ($46)       $115      ($42)       $27
Investment securities--taxable          (381)        529    (103)        45      (170)        695       (75)       450
Investment securities--tax-exempt        (18)        574    (108)       448        (4)         96       (19)        73
Loans, net of unearned income           (181)      1,060     (79)       800      (128)      1,067       (63)       876
                                        ----       -----     ---      -----     -----       -----      ----      -----
Total interest income                   (670)      2,177    (298)     1,209      (348)      1,973      (199)     1,426
                                        ----       -----     ---      -----     -----       -----      ----      -----
Interest bearing deposits               (882)      1,437    (484)        71      (115)      1,169       (77)       977
Funds borrowed                             0           0       0          0         0           0         0          0
                                        ----       -----     ---      -----     -----       -----      ----      -----
Total interest expense                  (882)      1,437    (484)        71      (115)      1,169       (77)       977
                                        ----       -----     ---      -----     -----       -----      ----      -----
Net interest income                     $212        $740    $186    $ 1,138     $(233)       $804    ($ 122)      $449
                                        ====       =====     ===      =====     =====       =====     =====      =====

Composition of Average Earning Assets and Interest Bearing Liabilities

                                                          Year Ended            Year Ended            Year Ended
                                                       December 31, 2002    December 31, 2001     December 31, 2000
                                                       -----------------    -----------------     -----------------
As a percentage of average earning assets
   Loans..........................................    $42,200      42.9%    $29,676      44.3%    $18,040      42.8%
   Other earning assets...........................     56,114      57.1%     37,242      55.7%     24,130      57.2%
                                                      -------     ------    -------     ------    -------     ------
      Average earning assets......................    $98,314     100.0%    $66,918     100.0%    $42,170     100.0%

As a percent of average interest bearing liabilities
   Savings and DDA accounts.......................     34,346      43.1%     12,719      24.7%     10,371      34.2%
   Time deposits..................................     45,347      56.9%     38,860      75.3%     19,910      65.8%
   Other borrowings...............................          0         0%          0         0%          0         0%
                                                      -------     ------    -------     ------    -------     ------
      Average interest bearing liabilities........    $79,693     100.0%    $51,579     100.0%    $30,281     100.0%
                                                      =======     ======    =======     ======    =======     ======
Earning asset ratio...............................      96.7%                  97.3%                96.3%

        Provision for Loan Loss. The provision for loan losses for the year ended December 31, 2002 and 2001 was $243,000 and $90,000, respectively. Management considered it prudent during the first years of operations to provide for loan losses at a level which is consistent with levels maintained by banks with similar loan portfolios. Management will continue to monitor its loan loss performance and adjust its loan loss reserve to more closely align itself to its own history of loss experience.

        Non-Interest Income. Non-interest income for the year ended December 31, 2002 and 2001 were $590,000 and $553,000, respectively, consisting primarily of service fees on loan and deposit accounts.

        Non-Interest Expense. Non-interest expense for the year ended December 31, 2002, was $2.6 million, which is compared with $1.9 million for the year ended December 31, 2001. The main component of non-interest expense is salaries and benefits, which totaled $1,294,000 and $846,000 for 2002 and 2001 respectively. Other significant components of non-interest expense consisted of occupancy and equipment expenses, data processing fees, supplies and marketing expenses.

Liquidity and Capital Resources

The Company obtained its initial equity capital in an initial public offering of its common stock in November 1998. The Company’s plan of operation for the year of 2003 doesn’t contemplate the need to raise additional capital. Management believes that its current capital and liquidity will provide the Company with adequate capital to support its expected level of deposit and loan growth and to otherwise meet its cash and capital requirements for the next year. One of the growth strategies your Company intends to pursue, which could have an effect on its equity and or require additional capital, is growth through acquisition. Such opportunities are difficult to plan and as such we aren’t able to state with absolute assurance that additional equity won’t be needed.

Capital Resources at December 31, 2002 (in thousands)

                                                    Tier 1
                                                   Leverage         Tier 1        Total Risk-Based
                                                    Ratio        Capital Ratio      Capital Ratio
                                                    -----        -------------      -------------
Minimum regulatory requirement for
   Capital adequacy..........................       4.00%            4.00%               8.00%
Well capitalized regulatory level............       5.00%            6.00%              10.00%
Consolidated.................................       8.32%           13.75%              14.76%
Bank.........................................       8.32%           13.75%              14.76%

        The following table shows the dollar amounts by which the Company's capital (on a consolidated basis) exceeds current regulatory requirements on a dollar-enumerated basis:

                                                                                             Total
                                                        Tier 1            Tier 1           Risk-Based
                                                      Leverage           Capital            Capital
                                                      --------           -------            -------
                                                                  (in thousands of dollars)
Capital balances at December 31, 2002
   Required regulatory capital...................     $4,529            $2,741              $5,482
   Capital in excess of regulatory minimums......      4,891             6,679               4,634
                                                     -------           -------            --------
Actual capital balances..........................     $9,420            $9,420             $10,116
                                                     =======           =======            ========

The Company's sources of liquidity include loan payments by borrowers, maturity and sales of securities available for sale, growth of deposits and deposit equivalents, federal funds sold and the issuance of common stock. Liquidity management involves the ability to meet cash flow requirements of the Company's customers. These customers may be either borrowers with credit needs or depositors wanting to withdraw funds.

Asset Liability Management and Market Risk Analysis

Asset liability management aids the Company in maintaining liquidity while managing a balance between interest earning assets and interest bearing liabilities. Management of interest rate sensitivity attempts to avoid widely varying net interest margins and to achieve consistent net interest income through periods of changing interest rates. Management monitors the Company's exposure to interest rate changes using a GAP analysis.

Asset / Liability GAP Position for the Year Ended December 31, 2002 (in thousands)

                                               1 to 3       4 to 12     1 to 5      Over 5
                                               Months       Months      Years       Years      Total
                                               ------       ------      -----       -----      -----
Interest-Earning Assets
   Federal Funds sold......................     $2,979        $   0       $   0       $  0     $2,979
   Investment securities..................     10,948       24,634      19,160          0     54,742
   Loans - by maturity....................     25,154          874      23,813      4,881     54,722
                                              -------       ------      ------      -----    -------
   Total interest-earning assets...........     39,081       25,508      42,973      4,881    112,443

Interest Bearing Liabilities
   DDA and Money Market....................      7,780       17,504      13,614          0     38,898
   Savings accounts.......................      4,118        2,217           0          0      6,335
   Certificates of deposit................     14,564       18,324      11,761        244     44,893
                                              -------       ------      ------       ----     ------
   Total interest-bearing Liabilities......     26,462       38,045      25,375        244     90,126

   Rate sensitivity gap and ratios:
       Gap for period......................     12,619      (12,537)     17,597      4,637     22,316
       Cumulative gap.....................     12,619           82      17,679     22,316     22,316
   Percentage of cumulative gap
      To total assets.....................      10.94%       0.07%      15.33%     19.35%     19.35%

Other variables besides interest rate changes may have an impact on the financial condition of the Bank including, but not limited to, growth of the Company, structure of the balance sheet, and economic and competitive factors.

Forward Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently limited and uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and the subsidiaries include, but aren’t limited to, changes in: interest rates, general economic conditions, legislative / regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Plante & Moran, PLLC
Suite 500
2601 Cambridge Court
Auburn Hills, MI 48326
Tel: 248.375.7100
Fax: 248.375.7101
plantemoran.com

Independent Auditor’s Report

To the Board of Directors and Stockholders
Clarkston Financial Corporation and Subsidiary

We have audited the accompanying consolidated balance sheet of Clarkston Financial Corporation and subsidiary as of December 31, 2002 and 2001 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each year in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Clarkston Financial Corporation and subsidiary as of December 31, 2002 and 2001 and the consolidated results of their operations and their cash flows for each year in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

Auburn Hills, Michigan
January 24, 2003

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                                      Consolidated Balance Sheet
                                                                  (000s omitted)

                                                               December 31
                                                         -----------------------
                                                            2002          2001
                                                         ------------ ----------
                            Assets

Cash and cash equivalents:
      Cash and due from banks                               $1,508        $1,856
      Federal funds sold                                     2,979         3,975
                                                         ---------     ---------
                     Total cash and cash equivalents         4,487         5,831

Securities - Held to maturity (Note 2)                       -             5,605
Securities - Available for sale (Note 2)                    54,742        36,905

Loans (Note 3)                                              54,722        34,455
Allowance for possible loan losses (Note 4)                   (696)         (419)
                                                         ---------     ---------
                     Net loans                              54,026        34,036

Banking premises and equipment (Note 5)                      1,400           794
Interest receivable                                            555           441
Deferred tax asset (Note 7)                                     45           140
Other assets                                                    80           168
                                                         ---------     ---------
                     Total assets                      $   115,335   $    83,920
                                                        ==========    ==========

                    Liabilities and Stockholders' Equity

Liabilities
      Deposits:
           Noninterest-bearing demand deposits         $    14,797    $    9,230
           Interest-bearing (Note 6)                        90,126        64,930
                                                         ---------     ---------
                     Total deposits                        104,923        74,160

      Interest payable and other liabilities                   654         1,093
                                                         ---------     ---------
                     Total liabilities                     105,577        75,253

Stockholders' Equity
      Common stock - No par value:
           Authorized - 10,000,000 shares
           Issued and outstanding - 1,027,112
                shares at December 31, 2002 and
                1,026,012 shares at December 31, 2001        4,311         4,306
      Paid-in capital                                        4,311         4,306
      Retained earnings                                        889            88
      Accumulated other comprehensive income (loss)            247           (33)
                                                         ---------     ---------
                     Total stockholders' equity              9,758         8,667
                                                         ---------     ---------
                     Total liabilities and
                        stockholders' equity            $  115,335    $   83,920
                                                        ==========    ==========

See Notes to Consolidated Financial Statements.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------------------
                                                            Consolidated Statement of Income
                                                       (000s omitted, except per share data)

                                                                 Year Ended December 31
                                                   -----------------------------------------
                                                         2002          2001          2000
                                                   --------------  -----------  ------------
Interest Income
      Interest and fees on loans                    $     3,311   $     2,511   $     1,652
      Interest on investment securities:
           Taxable securities                             2,020         1,975         1,472
           Tax-exempt securities                            542            94            73
      Interest on federal funds sold                         69           153           126
                                                      ---------      --------      --------
                      Total interest income               5,942         4,733         3,323

Interest Expense - Deposits                               2,709         2,638         1,661
                                                      ---------      --------      --------
Net Interest Income                                       3,233         2,095         1,662

Provision for Possible Loan Losses (Note 4)                 243            90           243
                                                      ---------      --------      --------
Net Interest Income - After provision for
  possible loan losses                                    2,990         2,005         1,419

Other Operating Income (Loss)
      Service fees on loan and deposit accounts             387           300           227
      Gain (loss) on sale of securities                     205           249            (9)
      Other                                                  (2)            4             7
                                                      ---------      --------      --------
                      Total other operating income          590           553           225

Other Operating Expenses
      Salaries and employee benefits                      1,294           846           658
      Occupancy                                             452           346           271
      Advertising                                            91           125           124
      Outside processing                                    153           144           100
      Professional fees                                     142           153            99
      Supplies                                               76            76            27
      Other                                                 367           250           137
                                                      ---------      --------      --------
                      Total other operating expenses      2,575         1,940         1,416
                                                      ---------      --------      --------
Income - Before income taxes                              1,005           618           228

Income Taxes (Benefit) (Note 7)                             204           195          (190)
                                                      ---------      --------      --------
Net Income                                             $    801     $     423     $     418
                                                      =========      ========      ========
Income per Share of Common Stock (Note 16)
      Basic                                            $   0.78     $    0.41     $    0.41
                                                      =========      ========      ========
      Fully diluted                                    $   0.78     $    0.41     $    0.41
                                                      =========      ========      ========

See Notes to Consolidated Financial Statements.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------------------------------------
                                                     Consolidated Statement of Changes in Stockholders' Equity
                                                                         (000s omitted, except per share data)

                                                                     Retained    Accumulated
                                                           Paid-in    Earnings       Other         Total
                                                  Common   Capital   Accumulated Comprehensive  Stockholders'
                                                   Stock             (Deficit)     Income (Loss)    Equity
                                                  -------   --------  -----------  -------------  ------------
Balance - January 1, 2000                         $  4,306    $ 4,306   $ (753)     $ (22)      $ 7,837

Comprehensive income:
     Net income                                         -          -       418          -           418
     Stock split (Note 12)                              -          -         -          -             -
     Change in unrealized gain on securities
         available for sale                             -          -         -         23            23
                                                                                                -------
                  Net comprehensive income                                                          441
                                                  -------      -----      ----       ----       -------
Balance - December 31, 2000                         4,306      4,306      (335)         1         8,278

Comprehensive income (loss):
     Net income                                         -          -       423          -           423
     Change in unrealized loss on securities
        available for sale                              -          -         -        (34)          (34)
                                                                                                -------
                  Net comprehensive income                                                          389
                                                  -------      -----      ----       ----       -------
Balance - December 31, 2001                         4,306      4,306        88        (33)        8,667

Issuance of stock                                       5          5         -          -            10
Comprehensive income:
     Net income
                                                        -          -       801          -           801
     Change in unrealized gain on securities
         available for sale                             -          -         -        280           280
                                                                                                -------
                  Net comprehensive income                                                        1,081
                                                  -------      -----      ----       ----       -------
Balance - December 31, 2002                        $4,311     $4,311      $889       $247        $9,758
                                                  =======     ======      ====       ====       =======

Book value per share is $9.50, $8.45, and $8.07 at December 31, 2002, 2001, and 2000, respectively.

See Notes to Consolidated Financial Statements.

Clarkston Financial Corporation and Subsidiary
-----------------------------------------------------------------------------------------------------
                                                                 Consolidated Statement of Cash Flows
                                                                                       (000s omitted)

                                                                              Year Ended December 31
                                                                         ----------------------------
                                                                          2002       2001        2000
                                                                         ------     -------    ------
Cash Flows from Operating Activities
      Net income                                                         $ 801      $ 423       $ 418
      Adjustments to reconcile net income to net cash
           from operating activities:
                Depreciation and amortization                              136        141         111
                Provision for loan losses                                  243         90         243
                Amortization (accretion) of securities                     368        (29)        (29)
                Deferred taxes                                             (49)        50        (190)
                (Gain) loss on sale of available-for-sale securities      (205)      (140)          9
                Gain on sale of held-to-maturity securities                 -         (87)          -
                (Increase) decrease in interest receivable                (114)        16        (201)
                Decrease (increase) in other assets                         61        (31)          3
                (Decrease) increase in interest payable
                     and other liabilities                                (439)       559         371
                                                                        ------     ------      ------
                          Net cash provided by operating activities        802        992         735

Cash Flows from Investing Activities
      Purchase of securities available for sale                        (47,083)   (53,202)     (8,356)
      Proceeds from sale of available-for-sale securities               40,762     25,375       8,675
      Proceeds from sales and maturities of held-to-maturity
              securities                                                 5,032     19,876       2,113
      Purchase of held-to-maturity investment securities               (10,683)    (4,023)    (13,822)
      Premises and equipment expenditures                                 (714)      (608)        (39)
      Net increase in loans                                            (20,233)    (8,743)    (14,503)
                                                                        ------     ------      ------
                          Net cash used in investing activities        (32,919)   (21,325)    (25,932)

Cash Flows from Financing Activities
      Net increase in time deposits
                                                                        25,584      5,859       3,693
      Net increase in other deposits
                                                                         5,179     16,893      22,449
      Issuance of common stock                                              10          -           -
                                                                        ------     ------      ------
                          Net cash provided by financing activities     30,773     22,752      26,142
                                                                        ------     ------      ------
Net Increase (Decrease) in Cash and Cash Equivalents                    (1,344)     2,419         945

Cash and Cash Equivalents - Beginning of year                            5,831      3,412       2,467
                                                                        ------     ------      ------
Cash and Cash Equivalents - End of year                             $    4,487   $  5,831   $   3,412
                                                                    ==========   ========   =========
Supplemental Disclosure of Cash Flow Information - Cash
      paid for
           Interest                                                 $    2,698   $  2,694   $   1,471
           Taxes                                                            46        185           -

See Notes to Consolidated Financial Statements.

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 1 — Summary of Significant Accounting Policies

Basis of Presentation and Consolidation — The consolidated financial statements include the accounts of Clarkston Financial Corporation (the “Corporation”) and its wholly owned subsidiary, Clarkston State Bank (the “Bank”). All significant intercompany transactions are eliminated in consolidation.

Use of Estimates — The accounting and reporting policies of the Corporation and its subsidiary conform to accounting principles generally accepted in the United States of America. Management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

Nature of Operations — Clarkston State Bank provides full-service commercial banking and consumer banking and provides other financial products and services through five branch offices to Michigan communities in Oakland County.

Significant Group Concentrations of Credit Risk — Most of the Corporation’s activities are with customers located within Michigan. Note 2 discusses the types of securities in which the Corporation invests. Note 3 discusses the types of lending in which the Corporation engages. The Corporation does not have any significant concentrations to any one industry or customer.

Cash and Cash Equivalents — For the purpose of the consolidated statement of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold, all of which mature within 90 days.

Securities — Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 1 — Summary of Significant Accounting Policies (Continued)

Loans — The Corporation grants mortgage, commercial, and consumer loans to customers. Loans are reported at their outstanding unpaid principal balances adjusted for charge offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on loans is discontinued at the time the loan is 90 days’ delinquent unless the credit is well-secured and in process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses — The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based on management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the profitability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 1 — Summary of Significant Accounting Policies (Continued)

Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including length of the delay, the reasons of the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures.

Credit-related Financial Instruments — In the ordinary course of business, the Corporation has entered into commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded when they are funded.

Adoption of FAS 133 — On January 1, 2001, the Corporation adopted Statement of Financial Accounting Standards No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities. FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. The accounting for derivatives had no effect on the financial statements.

Banking Premises and Equipment — Land is carried at cost. Buildings and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation, computed on the straight-line method, is charged to operations over the estimated useful lives of the assets. Leasehold improvements are amortized over the terms of their respective leases or the estimated useful lives of the improvements, whichever is shorter.

Intangible Assets — Intangible assets approximating $77,000, net of accumulated amortization of $105,000, consist entirely of deposit intangibles acquired in an acquisition of branch assets completed during 1999. Amortization is calculated on a straight-line basis over the estimated asset life of eight years.

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 1 — Summary of Significant Accounting Policies (Continued)

Income Taxes — Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the various temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Stock Compensation Plans — The Corporation has chosen to measure compensation cost for director and employee stock compensation plans using the intrinsic value-based method of accounting, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an option holder must pay to acquire the stock. Stock options issued under the Corporation’s stock option plan have no intrinsic value at the grant date, and no compensation cost is recognized for them. The fair value-based method of accounting for stock compensation plans measures compensation cost at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Corporation has provided pro forma disclosures of net income and earnings per share and other disclosures, as if the fair value-based method of accounting has been applied. The pro forma disclosures include the effects of all awards granted since the Corporation’s inception (see Note 11).

Earnings per Share — Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Corporation relate solely to outstanding stock options and are determined using the treasury stock method.

Book Value per Share — Book value per share represents total stockholders’ equity divided by the total number of shares outstanding at the end of each period.

Other Comprehensive Income — Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, however, such as unrealized gains and losses on available-for-sale securities, are reported as a direct adjustment to the equity section of the balance sheet. Such items, along with net income, are considered components of comprehensive income. At December 31, 2002 and 2001, accumulated other comprehensive income consists solely of unrealized gains (losses) on available-for-sale securities.

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 1 — Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements — Financial Accounting Standards Board (FASB) Statement No. 147, Acquisitions of Certain Financial Institutions, became effective October 1, 2002. In accordance with provisions of this Statement, the Corporation is required to evaluate its deposit intangible asset acquired in 1999 for impairment in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The initial implementation of FASB Statement No. 147 had no impact on the Corporation’s financial position or reported earnings.

Financial Accounting Standards Board Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, clarifies the requirements of Statement of Accounting Standards No. 5, Accounting for Contingencies, relating to the guarantor’s accounting for and disclosure of certain types of guarantees. The disclosure provisions of the Interpretation are effective for financial statements ending after December 15, 2002. However, the provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002. The initial adoption of this standard is not expected to have a material impact on financial condition or results of operations.

Note 2 — Securities

        The amortized cost and estimated market value of securities are as follows at December 31, 2002 and 2001 (000s omitted):

                                                                            2002
                                                      -------------------------------------------------
                                                                    Gross        Gross
                                                      Amortized   Unrealized   Unrealized   Estimated
                                                         Cost        Gains       Losses    Market Value
                                                      ----------  ----------   ----------  ------------

Available-for-sale securities:
   U.S. Treasury securities and obligations of
     U.S. government corporations and agencies        $23,152      $ 215        $   16          23,351
   Collateralized mortgage obligations                 11,358         61            49          11,370
   Obligations of state and political subdivisions     19,858        225            62          20,021
                                                     --------      -----        ------        --------
                    Total                            $ 54,368      $ 501         $ 127        $ 54,742
                                                     ========      =====        ======        ========

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 2 — Securities (Continued)

                                                                            2001
                                                     --------------------------------------------------
                                                                     Gross       Gross
                                                      Amortized    Unrealized   Unrealized   Estimated
                                                         Cost        Gains       Losses    Market Value
                                                     ------------  ----------   ----------  -----------
Held-to-maturity securities - Obligations of
   state and political subdivisions                   $  5,605      $    -      $  119       $ 5,486
                                                      ========      =======     ======       =======
Available-for-sale securities:
   U.S. Treasury securities and obligations of
     U.S. government corporations and agencies        $ 22,793          104        286        22,611
   Collateralized mortgage obligations                  13,485          147         23        13,609
   Corporate securities                                    676            9          -           685
                                                      --------        -----      -----     ---------
                    Total                             $ 36,954        $ 260      $ 309     $  36,905
                                                      ========        =====      =====     =========
The amortized cost and estimated market value of available-for-sale securities at December 31, 2002, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties (000s omitted):

                                                                    Available for Sale
                                                                --------------------------
                                                                                Estimated
                                                                   Amortized     Market
                                                                      Cost       Value
                                                                -------------- -----------

Due in one year or less                                         $     5,271   $     5,261
Due in one year through five years                                   25,271        25,512
Due after five years through ten years                               20,533        20,686
Due after ten years                                                   3,293         3,283
                                                                -----------    ----------
                        Total                                    $   54,368    $   54,742
                                                                ===========    ==========

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 2 — Securities (Continued)

Securities having a carrying value of $4,194,000 and $6,887,000 (market value of $4,299,000 and $6,946,000) were pledged at December 31, 2002 and 2001, respectively, to secure public deposits, repurchase agreements, and for other purposes required by law.

Proceeds from the sale of available-for-sale securities were $40,762,000, $25,375,000, and $8,675,000 in 2002, 2001, and 2000, respectively. Gross gains of $308,000, $140,000, and $1,000 and gross losses of $103,000, $0, and $10,000 were recognized on those sales in 2002, 2001, and 2000, respectively.

During November 2002, the Bank reclassified all held-to-maturity securities at an amortized cost of $16,257,000 to available-for-sale securities at a fair market value of $16,393,000. Other comprehensive income was adjusted to reflect the resulting net unrealized gain of $136,000. These securities were subsequently sold and the resulting proceeds and gross gains/losses are included in the available-for-sale figures above. In the prior year, the Bank sold approximately $4,257,000 of held-to-maturity securities, due to concerns about the issuer’s creditworthiness. Proceeds from the sale of held-to-maturity securities were $4,344,000 in 2001. Gross gains of $87,000 were recognized on those sales in 2001.

Note 3 — Loans

        Major categories of loans included in the portfolio at December 31, 2002 and 2001 are as follows (000s omitted):

                                                                        2002           2001
                                                                   ------------    ------------
Commercial                                                         $     46,460    $     25,299
Residential mortgage                                                      4,668           5,441
Consumer                                                                  3,594           3,715
                                                                   ------------    ------------
                        Total                                      $     54,722    $     34,455
                                                                   ============    ============
Certain directors of the Corporation and the Bank, including their associates, were loan customers of the subsidiary bank. Such loans were made in the ordinary course of business and do not involve more than a normal risk of collectibility. The outstanding loan balance for these persons at December 31, 2002 and 2001 totaled $1,612,000 and $1,604,000, respectively. During 2002, $407,000 of new loans were made and repayments totaled $399,000. The total unused commitments for these loans totaled $247,000 and $490,000 at December 31, 2002 and 2001, respectively.

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 3 — Loans (Continued)

During 2002, a loan was made to a related party of the Corporation and the Bank for $1,940,000. This loan is 100 percent participated out to another bank. The outstanding loan balance at December 31, 2002 is approximately $1,903,000.

        Loan maturities and rate sensitivity of the loan portfolio at December 31, 2002 are as follows (000s omitted):

                                            Within One     One to Five      After Five
                                               Year          Years            Years         Total
                                           -----------     -----------      ----------      -----
Commercial                                 $   20,005     $  22,553        $  3,902       $   46,460
Mortgage                                           90         3,804             774            4,668
Consumer                                          785         2,076             733            3,594
                                           ----------     ---------        --------       ----------
                      Total                $   20,880     $  28,433        $  5,409       $   54,722
                                           ==========     =========        ========       ==========
Loans at fixed interest rates              $      723     $  21,127        $  3,528       $   25,378
Loans at variable interest rates               20,157         7,306           1,881           29,344
                                           ----------     ---------        --------       ----------
                                           $   20,880     $  28,433        $  5,409       $   54,722
                                           ==========     =========        ========       ==========

Note 4 — Allowance for Possible Loan Losses

        A summary of the activity in the allowance for possible loan losses (ALL) is as follows (000s omitted):

                                                                          2002            2001
                                                                      ----------       --------
Balance - Beginning of year                                           $    419         $    379

Provision charged to operations                                            243               90
Loan losses
                                                                           (13)             (51)
Loan loss recoveries
                                                                            47                1
                                                                      --------         --------
Balance - End of year                                                  $   696          $   419
                                                                      ========         ========
As a percent of total loans                                              1.27%            1.21%
                                                                      ========         ========
The Bank considers all nonaccrual and reduced-rate loans (with the exception of residential mortgages and consumer loans) to be impaired. There are no impaired loans outstanding as of December 31, 2002. There was no required specific allowance for the impaired loans.

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 5 — Bank Premises and Equipment

        The following is a summary of Bank premises and equipment for the years ended December 31, 2002 and 2001 (000s omitted):

                                                                                  2002          2001
                                                                                  ----          ----
Building improvements                                                             $ 107          $ 74
Building                                                                            909           257
Furniture and equipment                                                             681           652
Land                                                                                 10            10
Land improvements                                                                    63            63
                                                                                -------        ------
                        Total Bank premises and equipment                         1,770         1,056

Less accumulated depreciation                                                       370           262
                                                                                -------        ------
                        Net carrying amount                                      $1,400         $ 794
                                                                                =======        ======
Depreciation expense for the years ended December 31, 2002, 2001, and 2000 amounted to $108,000, $86,000, and $94,000, respectively.

Note 6 — Deposits

        The following is a summary of interest-bearing deposit accounts at December 31, 2002 and 2001 (000s omitted):

                                                                          2002          2001
                                                                        -------       -------

Interest checking                                                       $ 6,309     $   2,233
Savings                                                                   6,335         5,692
Money market                                                             32,589        17,291
Time:
      $100,000 and over                                                  24,155        19,983
      Under $100,000                                                     20,738        19,731
                                                                     ----------     ---------
                        Total interest-bearing deposits              $   90,126     $  64,930
                                                                     ==========     =========

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 6 — Deposits (Continued)

        The remaining maturities of certificates of deposit outstanding at December 31, 2002 are as follows (000s omitted):

                                    Under           100,000 and
                                  $100,000             Over
                                 ----------         ----------
         2003                    $  9,482           $   15,778
         2004                       4,252                1,999
         2005                         597                  263
         2006                       5,963                3,771
         2007                           -                  200
     2008 and after                   444                2,144
                                 --------           ----------
                Total            $ 20,738           $   24,155
                                 ========           ==========

Note 7 — Income Taxes

The Corporation and the Bank file a consolidated income tax return. The following is a summary of the provision for income taxes for the years ended December 31, 2002, 2001, and 2000.

        Allocation of income taxes between current and deferred portions is as follows (000s omitted):

                                                                 2002           2001          2000
                                                                 ----           ----          ----
Current expense                                               $   253        $  128        $    -
Deferred (benefit) expense                                        (49)           67           (190)
                                                              -------        ------        -------
                        Total income tax (benefit)
                              expense                         $   204        $  195        $  (190)
                                                              =======        ======        =======

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 7 — Income Taxes (Continued)

The difference between reported federal income tax expense and the amount computed by applying statutory tax rates to income before income taxes is as follows:

                                                                        2002          2001        2000
                                                                       ------        ------     -------
Amount computed at statutory rates                                     $  342        $  210     $     78
Increase (decrease) resulting from:
     Tax-exempt interest                                                 (170)          (32)         (25)
     Change in valuation allowance for deferred
          tax assets                                                        -             -         (274)
     Other                                                                 32            17           31
                                                                      -------        ------      -------
                        Reported tax expense (income)                  $  204         $ 195      $  (190)
                                                                      =======        ======      =======
The temporary differences that comprise deferred tax assets and liabilities at December 31, 2002 and 2001 are as follows (000s omitted):

                                                                          2002          2001
                                                                        -------        ------
Deferred tax assets:
      Bad debts                                                         $  190         $  121
      Organization and preopening costs                                     10             19
      Unrealized loss on securities available for sale                       -             17
                                                                        ------         ------
                        Total deferred tax assets                          200            157

Deferred tax liabilities:
      Unrealized gain on securities available for sale                    (127)             -
      Depreciation                                                         (24)           (14)
      Accretion on investment securities                                    (4)            (3)
                                                                        ------         ------
                        Total deferred tax liabilities                    (155)           (17)
                                                                        ------         ------
                        Net deferred tax asset                          $   45         $  140
                                                                        ======         ======

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 8 — Off-balance-sheet Activities

Credit-related Financial Instruments — The Corporation is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet.

The Corporation’s exposure to credit loss is represented by the contractual amount of these commitments. The Corporation follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

The Bank had loan commitments and standby letters of credit totaling $30,162,000 and $16,125,000 at December 31, 2002 and 2001, respectively, on which loans of $20,641,000 and $11,467,000, respectively, were outstanding at year end and included in the Bank’s consolidated balance sheet.

Commitments to extend credit are agreements to lend a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Corporation, is based on management’s credit evaluation of the customer.

Unfunded commitments under commercial lines of credit, revolving credit lines, and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are collateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Corporation is committed.

Commercial and standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those letters of credit are primarily used to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The Corporation generally holds collateral supporting those commitments if deemed necessary.

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 8 — Off-balance-sheet Activities (Continued)

Collateral Requirements — To reduce credit risk related to the use of credit-related financial instruments, the Corporation generally obtains collateral. The amount and nature of the collateral obtained is based on the Corporation’s credit evaluation of the customer. Collateral held varies but may include cash, securities, accounts receivable, inventory, property, plant, and equipment, and real estate.

Note 9 — Related Parties

The Bank entered into a lease for its main operating facility under a noncancelable lease expiring on October 1, 2003. The facility was leased from an entity owned by certain members of the Board of Directors of the Corporation and the Bank. The lease payment obligation was $5,000 per month through December 1, 2000 and $5,250 per month thereafter. Under the terms of the lease agreement, the Bank was responsible for all taxes, utilities, and maintenance costs for the facility.

In June 2002, the Bank purchased its main operating facility from the related party for $650,000 and the future lease obligations were terminated. The lease payments made from January through June 2002 totaled $31,500.

Note 10 — Restriction on Dividends, Loans, and Advances

Banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Corporation. The total amount of dividends that may be paid at any date is generally limited to the retained earnings of the Bank. However, dividends paid by the Bank would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum standards. At December 31, 2002, the Bank’s retained earnings available for the payment of dividends totaled $1,725,271. Accordingly, $8,018,156 of the Corporation’s investment in the Bank was restricted at December 31, 2002.

Loans or advances made by the Bank to the Corporation are generally limited to 10 percent of the Bank’s capital stock and surplus. Accordingly, at December 31, 2002, Bank funds available for loans or advances to the Corporation amounted to $849,686.

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 11 — Stock-based Compensation

The Corporation has two stock-based compensation plans. Under the employees’ Stock Compensation Plan (“Employee Plan”), the Corporation may grant options to key employees for up to 26,125 shares of common stock. Under the 1998 Founding Directors Stock Option Plan (“Director Plan”), the Corporation may grant options for up to 78,375 shares of common stock. Under both plans, there is a minimum vesting period of between one to three years before the options may be exercised, and all options expire 10 years after the date of their grant. Certain options (contingent options) under both plans vest on an accelerated basis upon the achievement of various future financial and operational goals. All such options vest 9.5 years after the date of grant regardless of achievement of future goals. Under both plans, the exercise price of each option equals the market price of the Corporation’s common stock on the date of grant.

The following table summarizes stock option transactions for both plans and the related average exercise prices for the years ended December 31, 2002, 2001, and 2000:

                                            2002                 2001                  2000
                                    -------------------  -------------------  --------------------
                                    Number of  Weighted             Weighted              Weighted
                                     Shares    Average              Average               Average
                                              Exercise   Number    Exercise   Number of  Exercise
                                               Price    of Shares   Price      Shares     Price
                                    --------  --------  ---------  --------   ---------  ---------
Options Outstanding - Beginning
     of year                         66,350   $ 8.96      66,350   $  8.96     64,150    $  9.09
Options granted - Employee plan           -        -           -        -       2,200       5.00
Options exercised                    (1,100)    5.00           -        -           -         -
Options expired                      (7,607)    9.09           -        -           -         -
                                     ------               ------               ------
Options Outstanding - End of year    57,643   $ 9.01      66,350   $  8.96     66,350    $  8.96
                                     ======   ======      ======   =======     ======    =======

          The  following  table  shows  summary  information  about  fixed stock options outstanding at December 31, 2002:

                                 Stock Options Outstanding                Stock Options Exercisable
                     Range of                  Weighted                   Number of
                   Exercise Prices               Average                     Shares
                                               Remaining     Weighted     Exerciseable    Weighted
                                  Number of   Contractual     Average                     Average
                                   Shares        Life     Exercise Price               Exercise Price
                 ---------------- ---------   ----------  --------------  -----------  ---------------
Contingent      $     9.09          28,070     5.9 years     $  9.09         11,228      $  9.09
Noncontingent         9.09          28,473     5.9 years        9.09         22,775         9.09
Noncontingent         5.00           1,100     2.3 years        5.00          1,100         5.00

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 11 - Stock-based Compensation (Continued)

The Corporation has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, but applies the intrinsic value method to account for its plan. The Corporation has estimated fair value of the options granted in 2000 at $2.34 per share, using a "minimum value" concept. The value was calculated using an assumed interest rate of 6.5 percent and estimated life of five years.
If the Corporation had elected to recognize compensation costs for the plans based on the fair value of awards at the grant date, net income per share on a pro forma basis would have been as follows (000s omitted, except per share data):
                                             2002                 2001                 2000
                                   -------------------  -------------------  -------------------
                                      As                   As                   As
                                   Reported  Pro Forma  Reported  Pro Forma  Reported  Pro Forma
                                   --------  ---------  --------  ---------  --------  ---------
Net income                          $ 801     $ 775      $ 423     $ 401      $ 418     $ 396
Net income per common share:
     Basic
                                     0.78      0.76       0.41      0.39       0.41      0.39
     Fully diluted
                                     0.78      0.76       0.41      0.39       0.41      0.39

Note 12 — Common Stock

In October 2000, the Corporation declared an 11-for-10 stock split. The Corporation issued the additional shares of common stock to its stockholders for the purpose of effecting a reduction in the unit price of the shares and obtaining a wider distribution and improved marketability of the shares. The additional shares issued were not intended to be a distribution of earnings. All applicable per share amounts for periods presented have been retroactively adjusted to reflect the transaction.

Note 13 — Financial Instruments

Fair Values of Financial Instruments — The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based on quoted market prices. However, in many instances, there are no quoted market prices for the Corporation’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 13 — Financial Instruments (Continued)

Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Corporation.

                                                    2002                        2001
                                          -------------------------   ----------------------------
                                           Carrying      Estimated     Carrying    Estimated Fair
                                            Amount      Fair Value      Amount         Value
                                          -----------   -----------   ----------   ---------------
Assets
     Cash and short-term investments       $4,487        $4,487        $5,831        $5,831
     Securities                            54,742        54,742        42,510        42,391
     Loans                                 54,026        54,374        34,036        34,212
     Accrued interest receivable              555           555           441           441

Liabilities
     Noninterest-bearing deposits          14,797        14,797         9,230         9,230
     Interest-bearing deposits             90,126        90,729        64,930        65,579
     Accrued interest payable                 222           222           210           210
The terms and short-term nature of certain assets and liabilities result in their carrying amount approximating fair value. These include cash and due from banks, interest-bearing deposits in banks, federal funds sold, and securities purchased under resale agreements, customers’ acceptance liabilities, short-term borrowings, and bank acceptance outstanding. The following methods and assumptions were used by the Bank to estimate the fair values of the remaining classes of financial instruments.

Securities are valued based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

For variable rate loans that reprice frequently, fair values are based on carrying amounts, as adjusted for estimated credit losses. The fair values for other loans are estimated using discounted cash flow analyses and employ interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

The fair values of demand deposits, savings accounts, and money market deposits are, by definition, equal to the amount payable on demand. The fair values of fixed rate time deposits are estimated by discounting cash flows using interest rates currently being offered on certificates with similar maturities.

The fair value of loan commitments and standby letters of credit, valued on the basis of fees currently charged for commitments for similar loan terms to new borrowers with similar credit profiles, is not considered material.

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 14 — Minimum Regulatory Capital Requirements

The Corporation (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2002 and 2001, that the Corporation and the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2002, the most recent notification from the FDIC categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, an institution must maintain minimum total risk-based, Tier I risked-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank’s capital category. The Corporation’s and the Bank’s actual capital amounts and ratios as of December 31, 2002 and 2001 are also presented in the table.

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 14 — Minimum Regulatory Capital Requirements (Continued)

                                                                 For Capital           To be
                                                 Actual        Adequacy Purposes  Well-capitalized
                                         Amount      Ratio    Amount    Ratio    Amount    Ratio
                                                   (Percent)          (Percent)          (Percent)
                                        --------    -------   -------   -------  -------   --------
As of December 31, 2002:
     Total risk-based capital
         (to risk-weighted assets)      $ 10,116     14.76    $ 5,482    8.00    $ 6,853    10.00
     Tier I capital
          (to risk-weighted assets)     $  9,420     13.75    $ 2,741    4.00    $ 4,112     6.00
     Tier I capital
          (to average assets)           $  9,420     8.32     $ 4,529    4.00    $ 5,661     5.00

As of December 31, 2001:
     Total risk-based capital
          (to risk-weighted assets)     $  9,014     19.91    $ 3,622    8.00    $ 4,528    10.00
     Tier I capital
          (to risk-weighted assets)     $  8,595     18.98    $ 1,811    4.00    $ 2,717     6.00
     Tier I capital
          (to average assets)           $  8,595     10.48    $ 3,282    4.00    $ 4,102     5.00

Note 15 — Parent-only Condensed Financial Information

The condensed financial information that follows presents the financial condition of Clarkston Financial Corporation (the “Parent Company”), along with the results of its operations and its cash flows. The Parent Company has recorded its investments in its subsidiary at cost plus its share of the undistributed earnings of its subsidiary since inception. The Parent Company recognizes dividends from its subsidiary as revenue and undistributed earnings of its subsidiary as other income. The Parent Company financial information should be read in conjunction with the Corporation’s consolidated financial statements.

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 15 — Parent-only Condensed Financial Information (Continued)

The condensed balance sheet as of December 31, 2002 and 2001 (with 000s omitted) is as follows:

                                                                          2002        2001
                                                                        ------       -----
Assets
      Cash on deposit with correspondent bank                           $   11       $   1
      Receivable from subsidiary                                             4           -
      Investment in the Bank                                             9,743       8,666
                                                                       -------       -----
                        Total assets                                    $9,758       8,667
                                                                       =======       =====
Liabilities                                                             $    -       $   -

Stockholders' Equity                                                     9,758       8,667
                                                                       -------      ------
                        Total liabilities and stockholders' equity     $ 9,758      $8,667
                                                                       =======      ======
The condensed statement of operations for the years ended December 31, 2002, 2001, and 2000 (000s omitted) is as follows:

                                                                       2002       2001        2000
                                                                       ----       ----        ----
Operating Income                                                     $    -      $   -       $   -

Operating Expenses                                                       56          -          26
                                                                     ------      -----        ----
Loss - Before income taxes and equity in undistributed
      income of subsidiary                                              (56)         -         (26)

Provision for Income Taxes                                                -          -           -
                                                                     ------      -----        ----
Loss - Before equity in undistributed income
      of subsidiary                                                     (56)         -         (26)

Equity in Undistributed Income of Subsidiary                            857        423         444
                                                                     ------     ------       -----
Net Income                                                           $  801     $  423       $ 418
                                                                     ======     ======       =====

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 15 — Parent-only Condensed Financial Information (Continued)

The condensed statement of cash flows for the years ended December 31, 2002, 2001, and 2000 (000s omitted) is as follows:

                                                                       2002        2001        2000
                                                                       ----        ----        ----
Cash Flows from Operating Activities
      Net income                                                     $    801     $  423     $    418
      Adjustments to reconcile net income to net cash
           from operating activities:
                 Equity in undistributed income of
                      subsidiary                                         (857)      (423)        (444)
                 (Increase) decrease in receivable from
                      subsidiary                                           (4)         -           27
                                                                     --------     ------     --------
                           Net cash provided by (used in)
                                operating activities                      (60)         -            1

Cash Flows from Investing Activities - Dividends
      received from subsidiary                                             60          -            -
Cash Flows from Financing Activities - Issuance
      of stock                                                             10          -            -
                                                                     --------     ------     --------
Net Increase in Cash and Cash Equivalents                                  10          -            1
Cash and Cash Equivalents - Beginning of year                               1          1            -
                                                                     --------     ------     --------
Cash and Cash Equivalents - End of year                               $    11      $   1      $     1
                                                                     ========     ======     ========

Clarkston Financial Corporation and Subsidiary

Notes to Conslidated Financial Statements
December 31, 2002, 2001, and 2000

Note 16 — Earnings per Share

Earnings per share data is the amount of earnings for the period available to each share of common stock outstanding during the reporting period. Potential dilutive securities that have an antidilutive effect have been excluded from the computation. The calculation of earnings per share for the years ended December 31, 2002, 2001, and 2000 is as follows:

                                                              2002         2001          2000
                                                          -----------   -----------  -----------
Net income                                                $       801   $       423  $       418
                                                          ===========   ===========  ===========
Weighted average shares - Basic                                 1,026         1,026        1,026
Dilutive effect of stock options                                    1             1            -
                                                          -----------   -----------  -----------
Weighted average shares - Fully diluted                         1,027         1,027        1,026
                                                          ===========   ===========  ===========
Net income per share - Basic                              $      0.78   $      0.41  $      0.41
                                                          ===========   ===========  ===========
Net income per share - Fully diluted                      $      0.78   $      0.41  $      0.41
                                                          ===========   ===========  ===========

APPENDIX B

CLARKSTON FINANCIAL CORPORATION
AMENDED AND RESTATED DIRECTORS’ COMPENSATION PLAN

ARTICLE 1
ESTABLISHMENT AND PURPOSE OF THE PLAN

        1.1        Amendment, Restatement and Establishment of the Plan. Clarkston Financial Corporation, a Michigan corporation hereby amends, restates and establishes this directors’ compensation plan to be named the Clarkston Financial Corporation Amended and Restated Directors’ Compensation Plan, as set forth in this document. The Plan permits the granting of stock options and restricted stock to certain persons serving, or who have served, as directors of the Company and its Subsidiaries.

        1.2        Purpose of the Plan. The purpose of the Plan is: (i) to provide a non-cash method of compensating directors of the Company and its Subsidiaries; (ii) to help ensure the Company’s continued progress; and (iii) to compensate directors who have placed personal funds at risk to finance the organization of the Company and its Subsidiaries.

ARTICLE 2
DEFINITIONS

        For purposes of this Plan, the following terms shall have the meanings set forth below:

        2.1        “Act” means the Securities Exchange Act of 1934, as amended from time to time.

        2.2        “Authority” means the eighty-two thousand five hundred (82,500) shares of Stock authorized for issuance pursuant to the Plan.

        2.3        “Award” means any award under this Plan of any Option or Restricted Stock.

        2.4        “Award Agreement” means an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

        2.5        “Award Date” means the date that an Award is made, as specified in an Award Agreement.

        2.6        “Board” means the Company’s Board of Directors.

        2.7        “Committee” means the committee appointed by the Board of Directors to administer the Plan as specified in Section 3.

        2.8        “Company” means Clarkston Financial Corporation, a corporation organized and existing under the laws of the State of Michigan.

        2.9        “Disability” means permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of this Plan.

        2.10      “Eligible Director” means a person who is a director of the Company.

        2.11      “Effective Date” means September 18, 1998.

        2.12      “Fair Market Value.” If the shares of Stock are actively traded in any recognized market, the “Fair Market Value” as used in the Plan shall mean the last reported sales price of Stock as of the close of business on the day as of which “Fair Market Value” is to be determined. If the Stock is not actively traded in any recognized market, the “Fair Market Value” as used in the Plan shall mean the average price per share at which shares of Stock were bought and sold during the three (3) preceding months in transactions known to management of the Company involving 100 or more shares between purchasers and sellers none of whom are directors or officers of the Company or any Subsidiary. If there have been no such transactions, the “Fair Market Value” shall be determined in good faith by the Committee.

        2.13      “Non-employee Director” has the meaning set forth in Rule 16b-3(b)(3)(i) or any successor definition adopted by the Securities and Exchange Commission

        2.14      “Option” means an option granted under this Plan to acquire Stock.

        2.15      “Option Price” means the price at which a share of Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

        2.16      “Participant” means the person to whom an Award is granted.

        2.17      “Plan” means the Clarkston Financial Corporation Amended and Restated Directors’ CompensationPlan.

        2.18      “Post-Death Representative(s)” means the executor(s) or administrator(s) of the Participant’s estate or the person or persons to whom the Participant’s rights under his or her Award pass by Participant’s will or the laws of descent and distribution.

        2.19      “Restricted Stock” means an Award granted to a Participant under Article 10 of this Plan.

        2.20      “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, as amended from time to time or any successor rule.

        2.21      “Shares” means shares of Stock.

        2.22      “Stock” means authorized and unissued Shares of common stock, no par value, of the Company and includes Shares which may be reacquired by the Company.

        2.23      “Subsidiary” means any banking corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

        2.24      “Termination of Directorship” means the termination of a Participant’s acting as a director for the Company or a Subsidiary. A Participant acting as a director for a Subsidiary shall also be deemed to incur a Termination of Directorship if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become a director of the Company or another Subsidiary.

ARTICLE 3
ADMINISTRATION

        3.1        The Committee. The Plan shall be administered by a Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Non-Employee Director. Initially, the Committee shall consist of all directors of the Company who are Non-Employee Directors.

        3.2        Committee Authority. Subject to the Company’s Articles of Incorporation, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Awards to Eligible Directors. The authority of the Committee shall include the following: (a) To select the Eligible Directors to whom Awards may be granted under the Plan; (b) To determine whether and to what extent Awards are to be granted under the Plan; (c) To determine the number of Shares or Restricted Stock to be covered by each Award; and (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price or purchase price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine in its sole discretion.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. However, the Committee shall take no action which will impair any Award previously granted under the Plan or cause the Plan or the Award not to meet the requirements of Rule 16b-3. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

ARTICLE 4
STOCK SUBJECT TO THE PLAN

        The following provisions shall govern the number of Shares issuable under the Plan:

        4.1        Maximum Number of Shares. The maximum number of Shares which may be issued under the Plan is eighty-two thousand five hundred (82,500). At any time during the existence of the Plan, there shall be reserved for issuance upon the exercise of Awards granted under the Plan an amount of Stock (subject to adjustment as provided in Section 11 hereof) equal to 82,500 Shares less the total number of Shares issued pursuant to all such exercises which shall have been made prior to such time.

        4.2        Charges Against Authority. When an Award is granted, the total number of Shares issuable upon complete exercise thereof shall be charged against the maximum number of Shares of the Authority. When an Award is exercised, no additional charge shall be made against the Authority. If an exercise price is paid in Shares owned by the Participant, such Shares shall not be added to the Authority.

        4.3        Restoration to Authority. If an Award terminates in whole in part, by expiration or for any other reason except exercise of such Award, the Shares previously charged to the Authority upon grant of the Award shall be restored to the Authority, and shall again be available for issuance under the Authority, for as long as such Authority continues, as if such Shares had never been subject to an Award.

ARTICLE 5
GRANTING OF OPTIONS

        The Committee may from time to time grant Options alone or together with other Awards to such of the Eligible Directors as the Committee may select. In making such selections, the Committee shall consider such factors as the Committee in its discretion shall deem relevant.

ARTICLE 6
TERMS OF OPTIONS

        Notwithstanding any other provisions of the Plan, each Option shall be evidenced by an Award Agreement, in such form as the Committee shall approve from time to time, which shall include the substance of the following terms and conditions:

        6.1        Option Price. The Option Price for each Share covered by an Option shall be an amount equal to one hundred percent (100%) of the Fair Market Value of a Share on the Option’s Award Date.

        6.2        Transferability.        The Option by its terms shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution. The designation of a beneficiary does not constitute a transfer. The Option shall be exercisable, during the Participant’s lifetime, only by the Participant.

        6.3        Option Term. No Option shall be exercisable after the expiration of ten (10) years from its Award Date. Notwithstanding the foregoing, if the Participant dies before service as a director terminates, the Option shall be exercisable as to all Shares, to the extent not previously exercised.

        6.4        Exercisability.        Options shall not be exercisable after the earlier of (i) three (3) months after the date on which the Participant’s service as a director terminates for any reason or (ii) the expiration of ten (10) years from the Option Award Date.

        6.5        Vesting.        Each Option shall include a minimum vesting period of three (3) years from its Award Date during which period the Options shall vest in approximately equal percentages for the first three (3) years, or such longer vesting period as the Committee may determine. Notwithstanding the foregoing, a Participant’s outstanding Options under the Plan will be fully vested and exercisable upon the Participant’s death or Disability or upon the Participant’s ceasing to serve as a director of the Company, unless the cessation was the result of the Participant’s voluntary resignation, refusal to be nominated for an additional term, or removal from the Board for improper or negligent actions or omissions by the Participant. In addition, the Committee may waive the vesting requirement for Participants awarded Options on only a nominal number of Shares.

ARTICLE 7
NO RIGHT TO REMAIN A DIRECTOR

        The grant of an Award shall not create any right in any person to remain as a director of the Company.

ARTICLE 8
EXERCISE OF OPTION

        8.1        Method of Exercising. An Option shall be exercisable only (1) upon payment to the Company on the exercise date of cash in the full amount of the Option Price of the Shares with respect to which the Option is exercised, (2) upon delivery to the Company on the exercise date of certificates representing unencumbered Shares, owned by the Participant having a Fair Market Value, on the last trading date preceding such exercise and delivery, equal to the full amount of the purchase price of the Shares with respect to which the Option is exercised, or (3) a combination of (1) and (2), except that (i) any portion of the exercise price representing a fraction of a Share shall in any event be paid in cash, and (ii) no Shares which have been held for less than six (6) months may be delivered in payment of the exercise price of an Option. If and to the extent determined by the Committee, in its sole discretion, at or after the Award Date, payment in full or in part may also be made by reduction in the number of Shares issuable upon exercise of the Option based on the Fair Market Value of the Stock on the last trading date preceding the exercise.

        A Participant shall have none of the rights of a shareholder with respect to Shares subject to the Option until Shares are issued to the Participant upon the exercise of an Option.

ARTICLE 9
DELIVERY OF SHARES PURSUANT TO OPTION EXERCISE

        The Company shall not be required to issue or deliver any certificate for Shares to a Participant upon the exercise of an Option prior to:

        9.1        Investment Interest. If requested by the Company, the filing with the Company by the Participant, or the Participant’s Post-Death Representative, as the case may be, of a representation in writing that at the time of such exercise it is their then present intention to acquire the Shares being purchased for investment and not for resale, and/or the completion of any registration or other qualification of such Shares under any state or federal laws or rulings or regulations of any governmental regulatory body, which the Company shall determine to be necessary or advisable; and

        9.2        Governmental Approval. The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in the Committee’s absolute discretion upon the advice of counsel, determine to be necessary or advisable.

ARTICLE 10
RESTRICTED STOCK

        10.1      Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of Shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Committee may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

        10.2      Awards and Certificates. A prospective Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

        (a)        Acceptance. Awards of Restricted Stock must be accepted within a period of twenty (20) days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such Shares of Restricted Stock.

        (b)        Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such Shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Clarkston Financial Corporation Amended and Restated Directors’ Compensation Plan and related Award Agreement entered into between the registered owner and the Company, dated . Copies of such Plan and Agreement are on file in the offices of the Company, ______________, Clarkston, Michigan.”

        (c)        Custody. The Committee may require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Stock covered by such Award.

        10.3      Restrictions and Conditions. The Shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

        (a)        Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, or assign Shares of Restricted Stock awarded under this Plan. Subject to these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

        (b)        Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a holder of Shares of Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in Shares of Stock, such Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

        (c)        Termination of Directorship. Subject to the applicable provisions of the Award Agreement and this Article 10, upon Termination of Directorship for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such Shares shall be delivered to the Participant.

ARTICLE 11
ADJUSTMENT PROVISIONS

        In the event any stock dividend is declared upon the Stock or in the event outstanding Shares shall be changed into or exchanged for a different number, class or kind of Shares or other securities of the Company or another corporation, whether by reason of a split or combination of shares, recapitalization, reclassification, reorganization, merger, consolidation, or otherwise, the maximum number of Shares which may be charged against the Authority shall be appropriately and proportionately adjusted and in any such event a corresponding adjustment shall be made changing the number, class or kind of Shares or other securities which are deliverable upon the exercise of any Award theretofore granted without change in the total price applicable to the unexercised portion of such Award, but with a corresponding adjustment in the price for each Share or other securities covered by the unexercised portion of such Award. In the event the Company is merged, consolidated, or reorganized with another corporation, appropriate provision shall be made for the continuance of outstanding Awards with respect to shares of the succeeding parent corporation following a merger, or with respect to shares of the consolidated or reorganized corporation in the case of a consolidation or reorganization, and to prevent their dilution or enlargement compared to the total shares issuable therein in respect of the Stock. Adjustments under this Section 11 shall be made in an equitable manner by the Committee, whose determination shall be conclusive and binding on all concerned.

ARTICLE 12
DURATION, AMENDMENT AND TERMINATION

        The Board of Directors may at any time amend, discontinue or terminate the Plan or any part thereof as it shall deem advisable and in the best interests of the Company, without further action on the part of the Company’s shareholders; provided, however, that no such termination, discontinuance or amendment shall, without the consent of the Participant, adversely affect or impair the rights of such Participant, and provided further, that, unless the Company’s shareholders shall have first approved thereof, no amendment of this Plan shall be made whereby: (a) the total number of Shares which may be granted under the Plan to all individuals shall be increased, except by operation of the adjustment provisions of Section 11 hereof; (b) the term of the Awards shall be extended; (c) the minimum Option Price or purchase price shall be decreased; or (d) the class of eligible persons to whom Awards may be granted shall be changed. The period during which Awards may be granted under the Authority shall terminate on the tenth anniversary of the Effective Date, unless the Plan earlier shall have been terminated as provided above.

ARTICLE 13
ADDITIONAL TERMS

        Notwithstanding anything to the contrary in this Plan or any Award Agreement, the primary federal regulator of the Company or any Subsidiary that is a depository institution shall have the right in its discretion to direct the Company to require Participants to exercise or forfeit their Awards if the capital of the Company or any Subsidiary that is a depository institution falls below the minimum capital required by applicable laws, rules and regulations, as determined by the primary state or federal regulator of the Company or the Subsidiary.

ARTICLE 14
DATE OF GRANTING AWARDS

        All Awards granted under the Plan shall be in writing and shall be granted as of an Award Date.

ARTICLE 15
SHAREHOLDER APPROVAL

        The Plan was unanimously approved by the Shareholders of the Company prior to the Effective Date.

ARTICLE 16
MISCELLANEOUS

        16.1      Governing Law. Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the internal laws of the State of Michigan, excluding its conflict of law rules, and applicable federal law and in courts situated in the State of Michigan.

        16.2      Rule 16b-3. Transactions under this Plan are intended to comply with applicable conditions for exemption under Rule 16b-3. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        16.3      Enforceability.        The invalidity of any particular provision herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.

SHAREHOLDER INFORMATION

Notice of Annual Meeting

        The Company’s Annual Meeting of Shareholders will be held at 10:00 a.m. on May 6, 2003 at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346.

Transfer Agent and Registrar

        Continental Stock Transfer & Trust Company serves as the transfer agent and registrar of the Company’s Common Stock. Their address is 17 Battery Place, 8th Floor, New York, New York 10004 (telephone 212-509-4000)

Market Makers

        The Company had three market makers at December 31, 2002: Hilliard Lyons, Fahnestock & Co. Inc., and Howe Barnes Investments, Inc.

Executive Officers and Directors

        Executive Officers:

Edwin Adler, Chairman of the Company and the Bank
Bruce H. McIntyre, Secretary of the Company
Dawn M. Horner, President and Chief Executive Officer of the Bank
J. Grant Smith, Chief Financial Officer of the Company and the Bank

        Directors:

Edwin L. Adler, Director of the Company and the Bank
Louis D. Beer, Director of the Company and the Bank
William J. Clark, Director of the Company and the Bank
Heather Coats, Director of the Bank
Charles L. Fortinberry, Director of the Company
Dawn M. Horner, Director of the Company and the Bank
Bruce H. McIntyre, Director of the Company and the Bank
Lee McNew, Director of the Bank
Robert A. Olsen, Director of the Company and the Bank
Dennis Ritter, Director of the Bank
Ken Rogers, Director of the Bank
Ted J. Simon, Director of the Bank
John H. Welker, Director of the Company and the Bank

CLARKSTON FINANCIAL CORPORATION
15 South Main Street, Clarkston, Michigan 48346
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Dawn M. Horner and J. Grant Smith, or either one of them, with power of substitution in each, proxies to vote, as designated on the reverse side, all of the undersigned’s shares of Common Stock of CLARKSTON FINANCIAL CORPORATION, at the Annual Meeting of Shareholders to be held at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48340 on May 6, 2003, at 10:00 a.m., and any and all adjournments below.

1.	Election of Directors - The Board of Directors recommends a vote FOR the nominees named below. (Check Only One Box)

[ ]	FOR ALL nominees listed below (except as marked to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees below.
Charles L. Fortinberry	Bruce H. Mcintyre	Robert A. Olsen
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
__________________________________________________________________________________________________________________

2.	To approve the Amended and Restated Directors' Compensation PLan. (Check Only One Box)
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

(please sign on the other side)

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND FOR APPROVAL OF THE PLAN UNDER PROPOSAL 2 AND IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF PROPOSAL 3.

Dated: ___________________________________, 2003

______________________________________________
                                     Signature
______________________________________________
                             Signature If Held Jointly

Please date, sign exactly as name appears hereon, and mail
promptly in the enclosed envelope which requires no postage
if mailed in the United States. When signing as attorney,
executor, administrator, trustee, guardian, etc., give full
title as such. If shares are held jointly, such owners must sign.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.